Exhibit 23.1 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-215892) of JELD-WEN Holding, Inc. of our report dated February 23, 2021, relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K. /s/ PricewaterhouseCoopers LLP Charlotte, North Carolina February 23, 2021